EXHIBIT 23.1

Messineo & Co., CPAs LLC 2471 N McMullen Booth Road, Suite 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated March 3, 2014 relative to the financial statements of Mobiquity Technologies, Inc. as of December 31, 2013 and for the year then ended.

We also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

Messineo & Co., CPAs, LLC

Clearwater, Florida

December 29, 2014